INDEPENDENT AUDITORS' CONSENT

We hereby consent to the inclusion in the Registration Statement on Form SB-2, Amendment No. 5, of Cellcom Tech, Inc., of our report dated October 31, 2001 relating to the financial statements of Cellcom Tech, Inc. as at September 30, 2001. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ FREEMAN & DAVIS LLP FREEMAN & DAVIS LLP

New York, New York
February 1, 2002